Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--302, Defined Asset Funds (California, New Jersey, New York and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-11965 of our opinion dated February 19, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 18, 1998